AGREEMENT AND PLAN OF MERGER

                              Among

                 SUPERIOR ENERGY SERVICES, INC.,
             DIMENSIONAL OIL FIELD ACQUISITION, INC.,
               DIMENSIONAL OIL FIELD SERVICES, INC.

                               and

                        EMMETT E. CROCKETT
                         EVELYN CROCKETT
                        GEORGE K. CROCKETT
                        ROBERT L. CROCKETT



                  Dated as of September 15, 1996



                        TABLE OF CONTENTS


ARTICLE 1  DEFINED TERMS.............................................. 1
     Section 1.1 Definitions.......................................... 1

ARTICLE 2  THE MERGER................................................. 4
     Section 2.1 Merger............................................... 4
     Section 2.2 The Closing.......................................... 4
     Section 2.3 Filing of Certificate of Merger...................... 5
     Section 2.4 The Effective Time; Effect of Merger................. 5
     Section    2.5   Directors   and   Officers;   Articles   of
          Incorporation; By-laws...................................... 5

ARTICLE 3  CONVERSION OF STOCK; PAYMENT............................... 5
     Section 3.1 Conversion of Shares of Dimensional; Payment......... 5
     Section 3.2 Delivery and Exchange of Certificates................ 6

ARTICLE 4  REPRESENTATIONS  AND  WARRANTIESOF DIMENSIONAL AND THE
     SHAREHOLDERS..................................................... 6
     Section 4.1 Ownership............................................ 6
     Section 4.2 Authority............................................ 6
     Section 4.3 Noncontravention..................................... 6
     Section 4.4 Legal Proceedings.................................... 7
     Section 4.5 Investment Representation............................ 7
     Section 4.6 Organization; Qualification; Subsidiaries............ 8
     Section 4.7 Capital Stock........................................ 8
     Section 4.8 Corporate Authorization; Enforceability.............. 8
     Section 4.9 Consent.............................................. 9
     Section 4.10 No Conflict......................................... 9
     Section 4.11 Charter and Bylaws.................................. 9
     Section 4.12 Dimensional's Financial Statements.................. 9
     Section 4.13 Accounts Receivable................................. 9
     Section 4.14 Absence of Certain Changes.......................... 10
     Section 4.15 Suppliers and Customers............................. 11
     Section 4.16 Properties.......................................... 11
     Section 4.17 Permits; Compliance with Laws....................... 12
     Section 4.18 Material Contracts.................................. 12
     Section 4.19 Litigation.......................................... 12
     Section 4.20 Environmental Matters............................... 12
     Section 4.21 ERISA and Related Matters........................... 12
     Section 4.22 Taxes............................................... 14
     Section 4.23 Transactions with Certain Persons................... 17
     Section 4.24 Intellectual Property............................... 17
     Section 4.25 Insurance........................................... 17
     Section 4.26 Safety and Health................................... 18
     Section 4.27 Bank Accounts; Powers of Attorney................... 18
     Section 4.28 Compensation Agreements............................. 18
     Section 4.29 Director and Officer Indemnification................ 18
     Section 4.30 Documents and Written Materials..................... 18
     Section 4.31 Effectiveness of Representations and Warranties..... 18

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF SESI AND DIMENSIONAL
     ACQUISITION...................................................... 19
     Section 5.1 Organization......................................... 19
     Section 5.2 Capitalization....................................... 19
     Section 5.3 Authority; Enforceability............................ 19
     Section 5.4 Consents and Approvals; Conflicts.................... 19
     Section 5.5 SESI Common Stock.................................... 20
     Section 5.6 SESI Disclosure...................................... 20
     Section 5.7 Effectiveness of Representations and Warranties...... 20

ARTICLE 6  PRE-CLOSING COVENANTS...................................... 20
     Section 6.1 Legal Requirements................................... 20
     Section 6.2 Access to Properties and Records..................... 20
     Section 6.3 Conduct of Business.................................. 21
     Section 6.4 Public Statements.................................... 21
     Section 6.5 No Solicitation...................................... 21
     Section 6.6 Update Information................................... 21

ARTICLE 7  CLOSING CONDITIONS......................................... 21
     Section 7.1 Conditions Applicable to all Parties................. 21
     Section 7.2 Conditions to Obligations of SESI and
          Dimensional Acquisition..................................... 22
     Section 7.3 Conditions to Obligations of Dimensional and the
          Shareholders................................................ 23

ARTICLE 8  POST-CLOSING COVENANTS..................................... 23
     Section 8.1 Bonus Pool........................................... 23
     Section 8.2 Registration Rights.................................. 23

ARTICLE 9  TERMINATION AND AMENDMENT.................................. 25
     Section 9.1 Termination.......................................... 25
     Section 9.2 Effect of Termination................................ 26
     Section 9.3 Amendment............................................ 26
     Section 9.4 Extension; Waiver.................................... 26

ARTICLE 10  INDEMNIFICATION; REMEDIES................................. 26
     Section 10.1 Indemnification by Shareholders..................... 26
     Section 10.2 Indemnification by SESI............................. 27
     Section 10.3 Notice and Defense of Third Party Claims............ 27

ARTICLE 11  MISCELLANEOUS............................................. 28
     Section 11.1 Confidentiality..................................... 28
     Section 11.2 Survival  of  Representations,  Warranties  and
          Agreements.................................................. 28
     Section 11.3 Notices............................................. 28
     Section 11.4 Headings; Gender.................................... 29
     Section 11.5 Entire Agreement; No Third Party Beneficiaries...... 29
     Section 11.6 Governing Law....................................... 29
     Section 11.7 Assignment.......................................... 29
     Section 11.8 Severability........................................ 29
     Section 11.9 Counterparts........................................ 29

Exhibits

A    - Form of Certificate of Merger
B    - Form of Custodial Agreement
C    - Form of Employment Agreement
D    - Form of Promissory Note
E    - Form of Disclosure Schedule

                   AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of September 15, 1996 (this "Agreement"), is by and among Superior Energy Services, Inc., a Delaware corporation ("SESI"), its wholly-owned subsidiary, Dimensional Oil Field Acquisition, Inc., a Louisiana corporation ("Dimensional Acquisition"), Dimensional Oil Field Services, Inc., a Louisiana corporation ("Dimensional"), and Emmett E. Crockett, Evelyn Crockett, George K. Crockett and Robert L. Crockett (each of whom are referred to collectively herein as the "Shareholders" and sometimes individually as a "Shareholder").

                       W I T N E S S E T H:

     WHEREAS, the Board of Directors of Dimensional and the Boards of Directors of SESI and Dimensional Acquisition have determined it to be desirable and mutually advantageous to enter into a business combination to be effected by the merger of Dimensional with and into Dimensional Acquisition on the terms and subject to the conditions set forth herein; and

     WHEREAS, the parties hereto intend that, for federal income tax purposes, the merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended, and that this Agreement constitute a plan of reorganization.

     NOW,  THEREFORE,  in  consideration  of the representations,
warranties,  covenants  and  agreements  herein   contained,  the
parties hereto agree as follows:


                            ARTICLE 1
                          DEFINED TERMS

     Section  1.1 Definitions.   In  addition  to the  other
defined terms used herein, as used in this Agreement, the following terms when capitalized have the meanings indicated.

     "Affiliate" shall have the meaning ascribed by Rule 12b-2 promulgated under the Exchange Act.

     "Applicable Law" shall mean any statute, law, rule or regulation or any judgement, order, writ, injunction or decree of any Governmental Entity to which a specified Person or its property is subject.

     "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits hereto, all as amended or otherwise modified from time to time.

     "Benefit Arrangement" shall mean any employment, severance or similar contract, or any other contract, plan, policy or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangement), health or medical benefits, disability benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), other than the Employee Plans, that (a) is maintained, administered or contributed to by the employer and
(b) covers any employee or former employee of the employer.

     "Business Day" shall mean a day other than a Saturday, a Sunday or a day on which national banks are closed.

     "Certificate of Merger" shall mean the Certificate of Merger in the form attached hereto as Exhibit "A".

     "Custodial Agreement" shall mean the Custodial Agreement in the form attached hereto as Exhibit "B" dated as of the Closing
Date by and among SESI, Shareholders and the Custodial Agent.

     "Custodial Agent" shall mean George Pivach II and his successors and assigns.

     "Closing"   means  the  consummation  of  the Merger and the
other transactions contemplated by this Agreement.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Dimensional Annual Financial Statements" shall mean the unaudited balance sheet and related unaudited statements of income, stockholders' equity and cash flows, and the related notes thereto of Dimensional as of and for the fiscal year ended December 31, 1995.

     "Dimensional Common Stock" shall mean the common stock, without par value, denominated as either Class A or Class B
Common Stock of Dimensional and owned by the Shareholders.

     "Dimensional   Financial   Statements"   shall   mean    the
Dimensional  Annual  Financial  Statements  and  the  Dimensional
Interim Financial Statements, collectively.

     "Dimensional Interim Financial Statements" shall mean the unaudited balance sheet and the related unaudited statements of income and cash flows of Dimensional as of and for the six-month period ended June 30, 1996.

     "Disclosure  Schedule"  shall mean the disclosure  schedules and other documents attached hereto  as  Exhibit  "E" prepared by
Dimensional   and   the  Shareholders  in  accordance  with   the
applicable provisions of this Agreement.

     "Effective Time"  shall  have  the meaning ascribed to it in
Section 2.4 hereof.

     "Employee Plan" means a plan or  arrangement  as  defined in
Section 3(3) of ERISA, that (A) is subject to any provision of ERISA, (B) is maintained, administered or contributed to by the employer and (C) covers any employee or former employee of the employer.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended, and the rules and regulations promulgated thereunder.

     "Exchange  Act" shall mean the Securities  Exchange  Act  of
1934, as amended.

     "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality.

     "Leases" shall mean any executory lease to which Dimensional is subject having future rental payments of more than $5,000 in the aggregate.

     "Liens" shall mean pledges, liens, defects, leases, licenses, equities, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever.

     "Material Contract" means any executory contract, agreement or other understanding, whether or not reduced to writing, to which Dimensional or its property is subject, which provides for future payments by Dimensional of more than $5,000 in the aggregate.

     "Merger" means the merger of Dimensional with and into Dimensional Acquisition pursuant to this Agreement and the Certificate of Merger.

     "Multiemployer Plan" means a plan or arrangement as defined in Section 4001(a)(3) and 3(37) of ERISA.

     "Notes" shall mean a promissory note in the form attached hereto as Exhibit "D".

     "Permitted Liens" shall mean any mechanic's, worker's, materialmen's, operator's, maritime or other liens arising as a matter of law in the ordinary course of business.

     "Person"   shall  mean  an  individual,  firm,  corporation,
general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

     "Pre-Closing Periods" shall mean all Tax periods ending at or before the Closing Date and, with respect to any Tax period that includes but does not end at the Closing Date, the portion of such period that ends at and includes the Closing Date.

     "Proceedings"   means  any suit, action, proceeding, dispute
or claim before or investigation by any Governmental Entity.

     "Registrable Shares" means  SESI  Common Stock issued to the
Shareholders pursuant to this Agreement that is not then held pursuant to the Custodial Agreement and cannot be sold without restriction under Rule 145(b) under the Securities Act.

     "Returns"   means    all    returns,   reports,   estimates,
declarations and statements of any nature regarding Taxes for any Pre-Closing Period required to be filed by the taxpayer relating to its income, properties or operations.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "SESI Common Stock" means the shares of common stock, $.001 par value per share, of SESI.

     "SESI Disclosure Documents" shall mean SESI's Annual Report on Form 10-KSB for the year ended December 31, 1995, SESI's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996 and any other document filed by SESI with the Securities and Exchange Commission in accordance with the Exchange Act prior to the Closing Date.

     "Taxes" shall mean any federal, state, local, foreign or other taxes (including, without limitation, income, alternative minimum, franchise, property, sales, use, lease, excise, premium, payroll, wage, employment or withholding taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties and additions to tax).


                            ARTICLE 2
                            THE MERGER

     Section   2.1  Merger.   At  the  Effective   Time,   in
accordance with the terms and subject to conditions of this Agreement and the Louisiana Business Corporation Law, Dimensional shall merge with and into Dimensional Acquisition, the separate existence of Dimensional shall cease, and Dimensional Acquisition shall continue as the surviving corporation.

     Section 2.2 The Closing. Unless this Agreement shall have been terminated pursuant to the provisions hereof, and subject to satisfaction or waiver of the conditions specified in
Section 7 hereof, the Closing shall take place at the offices of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P. in New Orleans, Louisiana, commencing at 10:00 a.m., local time, on or before September 30, 1996. If all conditions set forth in
Section 7 hereof are satisfied or duly waived, at the Closing (a) the certificates, agreements and instruments specified in Section 7 shall be delivered, (b) the appropriate officer of Dimensional Acquisition shall execute, deliver and acknowledge the Certificate of Merger and the appropriate officers of Dimensional and Dimensional Acquisition shall execute the certifications and acknowledgments of this Agreement required by the Louisiana Business Corporation Law and (c) the parties shall take such further action as is required to consummate the transactions contemplated by this Agreement.

     Section   2.3   Filing   of   Certificate   of   Merger.
Immediately following its execution and acknowledgment, the Certificate of Merger shall be delivered to the Secretary of State of Louisiana for filing, and the Certificate of Merger shall thereafter be recorded in the manner required by the Louisiana Business Corporation Law.

     Section 2.4 The Effective Time; Effect of Merger. The Merger shall be effective at such time and date as is provided in the Certificate of Merger pursuant to the mutual agreement of Dimensional and SESI (the "Effective Time"). Upon the Effective Time and by virtue of the Merger, Dimensional Acquisition shall possess all the rights, privileges and franchises possessed by Dimensional and Dimensional Acquisition shall be responsible for all of the liabilities and obligations of Dimensional in the same manner as if Dimensional Acquisition had itself incurred such liabilities or obligations, and the Merger shall have such other effects as are provided in the Louisiana Business Corporation Law.

     Section   2.5  Directors  and  Officers;   Articles   of
Incorporation; By-laws.

          (a)  After   the   Effective   Time   and  until  their
successors shall have been duly elected or appointed, the directors and officers of Dimensional Acquisition will be the directors and officers of the surviving corporation.

          (b) The Articles of Incorporation of Dimensional Acquisition, as in effect immediately prior to the Effective Time, shall be amended as provided in the Certificate of Merger to change its name to "Dimensional Oil Field Service, Inc."

          (c) The By-laws of Dimensional Acquisition as in effect immediately prior to the effective time shall be the By-laws of the surviving corporation after the Effective Time until thereafter duly amended.


                            ARTICLE 3
                   CONVERSION OF STOCK; PAYMENT

     Section  3.1  Conversion of Shares  of  Dimensional; Payment.

          (a) At the Effective Time, by reason of the Merger, each of the issued and outstanding shares of Dimensional Common Stock immediately prior to the Effective Time shall, by virtue of the Merger, be converted into the right to receive (i) 10 shares of SESI Common Stock (i.e., 1,000,000 shares in the aggregate),
(ii) $15 cash (i.e., $1,500,000 in the aggregate) and (iii) $10 (i.e., $1,000,000 in the aggregate) principal amount of Notes. Superior shall deliver the portion of the consideration payable pursuant to this Section 3.1(a) subject to the terms of the Custodial Agreement as specified therein.

          (b) At the Effective Time, by reason of the Merger, each share of Dimensional Common Stock outstanding immediately prior to the Merger shall be canceled.

     Section 3.2 Delivery and Exchange of Certificates. Following the Effective Time, the Shareholders shall deliver to Dimensional Acquisition all certificates formerly representing shares of Dimensional Common Stock. Upon such delivery, SESI shall deliver to each Shareholder a certificate or certificates representing the shares of SESI Common Stock into which such shares of Dimensional Common Stock have been converted together with the cash payment and Notes specified in Section 3.1(a). Until so delivered, each certificate which, before the Effective Time, represented shares of Dimensional Common Stock, shall be deemed for all purposes to represent the number of whole shares of SESI Common Stock into which the shares of Dimensional Common Stock theretofore represented thereby shall have been converted.


                            ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES
               OF DIMENSIONAL AND THE SHAREHOLDERS

     Except as set forth in the Disclosure Schedule, (a) each Shareholder, with respect to matters relating to himself or herself, represents and warrants to and agrees with SESI as set forth as follows in Sections 4.1 through 4.5 and (b) Dimensional and each Shareholder, jointly, severally and in solido, represent and warrant to and agree with SESI as follows with respect to the matters set forth in Sections 4.6 through 4.31:

     Section 4.1 Ownership. Each Shareholder is, and at the Closing Date will be, the record and beneficial owner of the number of shares of Dimensional Common Stock, which are represented by the certificates bearing the numbers, shown opposite his or her name in the Disclosure Schedule. Each Shareholder has and at the Closing Date will have good and marketable title to all such shares and the absolute right to deliver such shares in accordance with the terms hereof, free and clear of all Liens.

     Section 4.2 Authority. Each Shareholder has full legal right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Shareholder and constitutes, and each other agreement, instrument or documents executed or to be executed by such Shareholder in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by such Shareholder and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

     Section 4.3 Noncontravention. The execution, delivery and performance by each Shareholder of this Agreement and the consummation by each Shareholder of the transactions contemplated hereby do not and will not (a) result in the creation or imposition of any Lien upon the Dimensional Common Stock held by such Shareholder or (b) violate any Applicable Law binding upon such Shareholder.

     Section 4.4 Legal Proceedings. There are no Proceedings pending or, to the best of knowledge of the Shareholders threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

     Section 4.5 Investment Representation.

          (a) Each Shareholder is acquiring SESI Common Stock for investment for his or her own account and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act covering SESI Common Stock acquired by the Shareholder or (ii) pursuant to an applicable exemption under the Securities Act. In receiving SESI Common Stock, such Shareholder is not offering or selling, and will not offer and sale, for SESI in connection with any distribution of such SESI Common Stock, and such Shareholder does not have any contract, undertaking, agreement or arrangement with any person for the distribution of SESI Common Stock and will not participate in any undertaking or in any underwriting of such an undertaking except in compliance with Applicable Law.

          (b) Each Shareholder has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in SESI Common
Stock.

          (c) Each Shareholder has received from SESI and has reviewed with his or her representatives a copy of each of SESI Disclosure Documents. Each Shareholder has also been afforded access to information about SESI and SESI's financial position, results of operation, business, property and management sufficient to enable him or her to evaluate an investment in SESI Common Stock, and has had the opportunity to ask questions of and has received satisfactory answers from SESI concerning the foregoing matters.

          (d) Each Shareholder understands that SESI Common Stock acquired pursuant hereto have not been registered under the Securities Act on the basis that the sale provided for in this Agreement and the issuance of SESI's Common Stock hereunder is exempt from registration under the Securities Act, and that SESI's reliance on such exemption is based, in part, upon such Shareholder's representations set forth herein.

          (e) Each Shareholder understands that the shares of SESI Common Stock will not be registered under the Securities Act, that such shares will be "restricted securities" as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, and that the
Shareholder cannot transfer such shares unless they are subsequently registered under the Securities Act and under any applicable state securities law or are transferred in a transfer that, in the opinion of counsel satisfactory to SESI, is exempt from such registration. Each Shareholder further understands that SESI will, as a condition to the transfer of any such shares, require that the request for transfer be accompanied by an opinion of counsel, in form and substance satisfactory to SESI, to the effect that the proposed transfer does not result in a violation of the Securities Act or any applicable state securities law, unless such transfer is covered by an effective registration statement. Each Shareholder understands that such shares of SESI Common Stock may not be sold publicly in reliance on the exemption from registration under the Securities Act afforded by Rule 144 unless and until the minimum holding period (currently two years) and other requirements of Rule 144 have been satisfied.

          (f) Each Shareholder understands and agrees that all certificates evidencing the shares of SESI Common Stock issued hereunder will bear restrictive legends in substantially the following form:

               The  securities represented by this
               certificate     have    not    been
               registered under the Securities Act
               of 1933, as amended (the "Act"), or
               any applicable state  law,  and may
               not    be    transferred    without
               registration under the Act and  any
               such  state  law  or  an opinion of
               counsel    satisfactory   to    the
               corporation  that  registration  is
               not required.

     Section 4.6 Organization; Qualification; Subsidiaries. Dimensional is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana, having all requisite corporate power and authority to own its property and to carry on its business as it is now being conducted. No actions or proceedings to dissolve Dimensional are pending. Dimensional is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the conduct of its business requires such qualification or licensing. Dimensional has no subsidiaries or equity interests in any other Person.

     Section 4.7 Capital Stock. The authorized capital stock of Dimensional consists of 100,000 shares of Dimensional Common Stock, of which 100,000 shares are issued and outstanding and none are held in its treasury. Following the consummation of the transactions contemplated by this Agreement, SESI will own all of the issued and outstanding capital stock of Dimensional. All issued and outstanding shares of Dimensional Common Stock have been duly authorized and are validly issued, fully paid and non-assessable. There are no outstanding stock options or other rights to acquire any shares of the capital stock of Dimensional or any security convertible into Dimensional Common Stock and Dimensional has no obligation or other commitment to issue, sell or deliver any of the foregoing or any shares of its capital stock. All shares of Dimensional Common Stock have been issued in compliance with all legal requirements and without violation of any pre-emptive or similar rights.

     Section 4.8 Corporate Authorization; Enforceability. The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors of Dimensional. The Shareholders are the holders of all of the outstanding shares of Dimensional Common Stock. The execution of this Agreement by each of the Shareholders constitutes their written unanimous consent as shareholders of Dimensional to the Merger and to the execution, delivery and performance by Dimensional of this Agreement. No further vote or consent of shareholders or directors of Dimensional and no further corporate acts or other corporate proceedings are required of Dimensional for the due and valid authorization, execution, delivery and performance of this Agreement or the consummation of the Merger. Subject to such filings as are required by Applicable Law, this Agreement is the legal, valid and binding obligation of Dimensional and is enforceable against Dimensional in accordance with its terms, except that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

     Section 4.9 Consent. No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity or other Person is required to be obtained or made by Dimensional in connection with the execution, delivery or performance by Dimensional of this Agreement or the consummation by it of the transactions contemplated hereby.

     Section 4.10 No Conflict. Neither the execution and the delivery of this Agreement by Dimensional or the Shareholders, nor the consummation of the transactions contemplated hereby do or will (a) violate, conflict with, or result in a breach of any provisions of, (b) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (c) result in the termination of or accelerate the performance required by, (d) result in the creation of any Lien, upon any of Dimensional's properties or assets under any of the terms, conditions or provisions of its Articles of Incorporation or By-laws or any note, bond, mortgage, indenture, deed of trust, lease, license, loan agreement or other instrument or obligation to or by which it or any of its assets is bound, or (e) violate any order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to it or any of its assets.

     Section 4.11 Charter and Bylaws. The Shareholders have made available to SESI accurate and complete copies of (a) the Articles of Incorporation and By-laws of Dimensional, (b) the stock records of Dimensional and (c) the minutes of all meetings of the Board of Directors of Dimensional, any committees of such board and the stockholders of Dimensional (and all consents in lieu of such meetings). Such records, minutes and consents accurately reflect the stock ownership of Dimensional and all actions taken by the Board of Directors, committees and stockholders. Dimensional is not in violation of any provision of its Articles of Incorporation or By-laws.

     Section 4.12 Dimensional's Financial Statements. The Disclosure Schedule contains true and complete copies of the Dimensional Financial Statements. The Dimensional Financial Statements have been prepared from the books and records of Dimensional and are complete, correct and in accordance with the books of account and records of Dimensional. Dimensional has not since the date of the Dimensional Interim Financial Statements incurred any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise), except (i) liabilities reflected in the Dimensional Interim Financial Statements, (ii) current liabilities which have arisen since the date of the Dimensional Interim Financial Statements in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement) and (iii) liabilities arising under executory contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract).

     Section 4.13 Accounts Receivable. All of the accounts receivable reflected on the Dimensional Interim Financial Statements or created thereafter have arisen only from bona fide transactions in the ordinary course of business, represent valid obligations owing to Dimensional and have been accrued in accordance with generally accepted accounting principles. All such accounts receivable either have been collected in full or will be collectible in full within 120 days of when due, without any counterclaims, setoffs or other defenses and without provision for any allowance for uncollectible accounts aggregating more than $120,000.

     Section 4.14 Absence of Certain Changes. Since June 30, 1996 there has been no event or condition of any character that has had, or can reasonably be expected to have, a material adverse effect on the financial condition, results of operations, cash flow, business or prospects of Dimensional. Dimensional has not since June 30, 1996:

          (a) made any material change in the conduct of its business and operations or failed to operate its business so as to preserve its business organization intact and to preserve the good will of its customers, suppliers and others with whom it has significant business relations;

          (b) entered into any agreement or transaction not in the ordinary course of business;

          (c) incurred any obligation or liability, absolute or contingent, except trade or business obligations incurred in the ordinary course of business or sales, income, franchise, or ad valorem taxes accruing or becoming payable in the ordinary course of business;

          (d)  declared   or   paid   any   dividend   or   other
distribution with respect to any of its capital stock or purchased any of its capital stock;

          (e) acquired or disposed of any assets material to its business or operations;

          (f) subjected any of its assets to any Lien other than Permitted Lien;

          (g)  increased  the  rate  of  compensation  (including
bonuses,   contingent   severance  payments,  retirement,  profit
sharing, benefit or similar payments) payable or to become payable to any of its officers or directors;

          (h) adopted any employee welfare, pension, retirement, profit sharing or similar plan or made any material addition to or modification of existing plans;

          (i) experienced any labor trouble or any controversy or unsettled grievance involving any personnel;

          (j) terminated or received notice of the termination of any contract, commitment or transaction that is material to it, or waived any right of material value to it;

          (k)  made   any   material  change  in  any  accounting
principle, procedure or practice followed by it;

          (l) issued any stock or merged or consolidated with any other business or agreed to do so;

          (m) made any capital expenditure or entered into any Lease;

          (n) borrowed any money or guaranteed or assumed any indebtedness of others;

          (o) suffered any extraordinary losses or any material damage, destruction or casualty with respect to its assets, or experienced any events, conditions, losses or casualties which have resulted in or might result in claims under its insurance policies of an aggregate of $5,000 or more;

          (p)  loaned any money to any Person;

          (q)  defaulted   under   any  note,   loan,   mortgage,
guarantee  or other instrument of indebtedness  or  any  Material
Contract;

          (r) received any notification, warning or inquiry from or given any notification to or had any communication with any Governmental Entity, with respect to any proposed remedial action or any violation or alleged or possible violation of any law, rule, regulation or order relating to or affecting its business, nor are any facts known to Dimensional that may reasonably be expected to give rise to any such notification, warning or inquiry;

          (s) transferred any asset, right or interest to, or entered into any transaction with any Shareholder or any of their Affiliates;

          (t)  amended its Articles of Incorporation or Bylaws;

          (u)  received  notice  or had knowledge  or  reason  to
believe  that  any  substantial  customer   of   Dimensional  has
terminated   or  intends  to  terminate  its  relationship   with
Dimensional;

          (v) waived any right in connection with any aspect of its business that could have a material effect on the business of Dimensional; or

          (w) made any agreement or commitment to do any of the foregoing.

     Section 4.15 Suppliers and Customers. To the best knowledge of the Shareholders, (a) no supplier providing products, materials or services to Dimensional intends to cease selling such products, materials or services to Dimensional or to limit or reduce such sales to Dimensional or materially alter the terms or conditions of such sales and (b) no customer of Dimensional intends to terminate, limit or reduce its or their business relations with Dimensional.

     Section 4.16 Properties.

          (a)  Dimensional  has  good   title   to  all  material
properties  and  assets  reflected  on the Dimensional  Financial
Statements, free and clear of any Liens, except Permitted Liens.

          (b) The Disclosure Schedule sets forth a complete and correct list of all Leases, all of which are valid and enforceable and in full force and effect. Complete and correct copies of each Lease have been made available to SESI. Dimensional is in full compliance with and has not received a notice of default under any Lease and Dimensional is not involved in any dispute under any Lease, the effect of which would have a material adverse effect on the business, assets or financial condition of Dimensional.

          (c) Dimensional does not own, and has never owned, any real property other than as described in the Disclosure Schedule.

     Section 4.17 Permits; Compliance with Laws. Dimensional (a) has all necessary permits, licenses and governmental authorizations required for the lease, ownership, occupancy or operation of its properties and assets and the carrying on of its business, and (b) has conducted its business in substantial compliance with and is in substantial compliance with all applicable laws, regulations, orders, permits, judgments, ordinances or decrees of any Governmental Entity.

     Section 4.18 Material Contracts. The Disclosure Schedule lists and describes all Material Contracts. A complete and correct copy of each Material Contract has been furnished to or made available to SESI. Each Material Contract is valid, binding and enforceable, except to the extent that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by equitable principles. Dimensional and each other party to each Material Contract are in compliance in all material respects with the provisions of such Material Contract.

     Section 4.19 Litigation. There are no Proceedings pending or threatened against Dimensional and, to the best knowledge of the Shareholders, there have been no events and there are no facts or circumstances that could result in any Proceedings.

     Section 4.20 Environmental Matters. Dimensional is not in violation of any Applicable Law relating to the environment and Dimensional is not a party to any proposed removal, remedy or remedial action. Dimensional has not received any notice that any investigation, administrative order, consent order and agreement, removal or remedial action, litigation or settlement with respect to any environmental permit, law or regulation is proposed, threatened, anticipated or in existence with respect to any of Dimensional's leased or owned properties. The properties currently and previously leased or owned by Dimensional are not and have never been on or associated with any "national priorities" list or any equivalent state list or any federal or state "superlien" list.

     Section 4.21 ERISA and Related Matters.

          (a) The Disclosure Schedule lists each Employee Plan that Dimensional maintains, administers, contributes to, or has any contingent liability with respect thereto. Dimensional has provided a true and complete copy of each such Plan, current summary plan description, (and, if applicable, related trust documents) and all amendments thereto and written interpretations thereof together with (i) all annual reports, if any, that have been prepared in connection with each such Employee Plan; (ii) all material communications received from or sent to the Internal Revenue Service or the Department of Labor within the last two years (including a written description of any oral communications); and (iii) the most recent Internal Revenue Services determination letter with respect to each Employee Plan and the most recent application for a determination letter.

          (b) The Disclosure Schedule identifies each Benefit Arrangement that Dimensional maintains, or administers. Except as set forth in the Disclosure Schedule, Dimensional has made all contributions to and has no contingent liability with respect to any of its Benefit Arrangements. Dimensional has furnished to SESI copies or descriptions of each Benefit Arrangement. To the knowledge of each of the Shareholders, each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

          (c) Benefits under any Employee Plan or Benefit Arrangement are as represented in said documents and have not been increased or modified (whether written or not written) subsequent to the dates of such documents. Dimensional has not communicated to any employee or former employee any intention or commitment to modify any Employee Plan or Benefit Arrangement or to establish or implement any other employee or retiree benefit or compensation arrangement.

          (d) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and, to the best knowledge of each of the Shareholders, no event has occurred since such adoption that would adversely affect such qualification and each trust created in connection with each such Employee Plan forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. To the best knowledge of each of the Shareholders, each Employee Plan has been maintained and administered in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

          (e) To the best knowledge of the Shareholders, full payment has been made of all amounts which Dimensional is or has been required to have paid as contributions to any Employee Plan or Benefit Arrangement under applicable law or under the terms of any such plan or any arrangement.

          (f) To the best knowledge of each of the Shareholders, neither Dimensional nor any of its Shareholders, directors, officers or employers has engaged in any transaction with respect to an Employee Plan that could subject Dimensional to a tax, penalty or liability for a prohibited transaction, as defined in
Section 406 of ERISA or Section 4975 of the Code.

          (g) To the best knowledge of each of the Shareholders, Dimensional has no current or projected liability in respect of post-retirement or post-employment welfare benefits for retired, current or former employees. No health, medical, death or survivor benefits have been provided under any Benefit Arrangement to any person who is not an employee or former employee of Dimensional or a dependent thereof.

          (h) There is no litigation, administrative or arbitration proceeding or other dispute pending or threatened that involves any Employee Plan or Benefit Arrangement which could reasonably be expected to result in a liability to Dimensional, any employees or directors of Dimensional, or any fiduciary (as defined in ERISA Section 3(21)) of such Employee Plan or Benefit Arrangement.

          (i) No employee or former employee of Dimensional will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of compensation, an award, vesting or exercise of an incentive award) or any fee or payment of any kind solely as a result of any of the transactions contemplated hereby.

          (j) Dimensional is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (i.e., a golden parachute).

     Section 4.22 Taxes.

          (a) All Returns required to be filed by or on behalf of Dimensional have been duly filed on a timely basis and such Returns (including all attached statements and schedules) are true, complete and correct. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Dimensional with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the Closing Date.

          (b) Dimensional has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes), and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

          (c) There are no Liens on any of the assets of Dimensional with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established.

          (d) Dimensional has furnished or made available to SESI true and complete copies of: (i) all federal and state income and franchise tax returns of Dimensional for all periods beginning on or after January 1, 1993, and (ii) all tax audit reports, work papers statements of deficiencies, closing or other agreements received by Dimensional or on its behalf relating to Taxes.

          (e) Except as disclosed on the Disclosure Schedule or in documents provided to or made available to SESI:

               (i) The Returns of Dimensional have never been audited by a governmental or taxing authority, nor is any such audit in process, pending or threatened (formally or informally).

               (ii) No deficiencies exist or have been asserted (either formally or informally) or are expected to be asserted with respect to Taxes of Dimensional, and no notice (either formally or informally) has been received by Dimensional that it has not filed a Return or paid Taxes required to be filed or paid by it.

               (iii) Dimensional is not a party to any pending action or proceeding for assessment or collection of Taxes, nor has such action or proceeding been asserted or threatened (either formally or informally) against it or any of its assets.

               (iv) Except as reflected in the Returns or as disclosed on the Disclosure Schedule, no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Dimensional.

               (v) There are no requests for rulings, subpoenas or requests for information pending with respect to Dimensional.

               (vi) No power of attorney has been granted by Dimensional, with respect to any matter relating to Taxes.

               (vii) The amount of liability for unpaid Taxes of Dimensional for all periods ending on or before the Effective Date will not, in the aggregate, exceed the amount of the current liability accruals for Taxes, as such accruals are reflected on the balance sheet of Dimensional as of the Closing Date.

          (f) Except as disclosed on the Disclosure Schedule, or as described in documents furnished to or made available to SESI:

               (i) Dimensional has not made an election, and is not required to treat any asset as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of section 168 of the Code.

               (ii) Dimensional has not issued or assumed any indebtedness that is subject to section 279(b) of the Code.

               (iii) Dimensional has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

               (iv) No election has been  made  under Section 338
of the Code with respect to Dimensional and no action has been taken that would result in any income tax liability to Dimensional as a result of deemed election within the meaning of
Section 338 of the Code.

               (v) No consent under Section 341(f) of the Code has been filed with respect to Dimensional.

               (vi) Dimensional  has   not   agreed,  nor  is  it
required to make, any adjustment under Code Section 481(a) by reason of change in accounting method or otherwise.

               (vii) Dimensional has not disposed of any property that has been accounted for under the installment method.

               (viii) Dimensional is not a party to any interest rate swap, currency swap or similar transaction.

               (ix) Dimensional  is  not  a  United  States  real
property  holding  corporation  within   the  meaning  of Section
897(c)(2) of the Code and SESI is not required to withhold tax on the acquisition of the stock of Dimensional.

               (x)  Dimensional  has  not  participated  in   any
international boycott as defined in Code Section 999.

               (xi) Dimensional is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes.

               (xii)  Dimensional  has   not   made  any  of  the
foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local income tax provisions.

               (xiii) Dimensional does not have and has never had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

               (xiv) The transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law.

          (g)  Set  forth  in  the   Disclosure  Schedule  or  in
documents furnished or made available to SESI is accurate and complete information with respect to each of the following for all tax periods beginning January 1, 1993:

               (i) All material tax elections in effect with respect to Dimensional;

               (ii) The  net  operating losses of Dimensional  by
                    taxable year;

               (iii)The net capital losses of Dimensional; and

               (iv) The tax credit carry overs of Dimensional.

          (h)  (i)  The Shareholders  and  Dimensional  have  not
taken  or agreed to take any action that would prevent the Merger
from  constituting   a   reorganization   qualifying   under  the
provisions of section 368(a) of the Code.

               (ii) There is no plan or intention by any Shareholder to sell, exchange or otherwise dispose of a number of shares of SESI Common Stock to be received in the Merger that would reduce the Shareholder's ownership of SESI Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the Dimensional Common Stock (including shares of Dimensional Common Stock exchanged for cash in lieu of fractional shares of SESI Common Stock) outstanding immediately prior to the Effective Time.

               (iii)  Immediately  following the Effective  Time,
Dimensional Acquisition will hold at least 90 percent of the fair market value of the net assets of Dimensional and at least 70 percent of the fair market value of the gross assets of Dimensional held immediately prior thereto. For purposes of this representation, amounts used by Dimensional to pay Merger expenses and all redemptions and distributions made by Dimensional will be included as assets of Dimensional immediately prior to the Merger.

               (iv) The Shareholders and Dimensional will each pay their respective expenses, if any, incurred in connection with the Merger.

               (v)  There   is   no  intercorporate  indebtedness
existing between Dimensional and SESI or between Dimensional and Dimensional Acquisition that was issued, acquired or will be settled at a discount.

               (vi) Dimensional is not an investment company as defined in Section 368(a)(3)(A) of the Code.

     Section 4.23 Transactions with Certain Persons. Except for employment relationships in the ordinary course of business, no employee of Dimensional or any of their Affiliates is presently a party to any transaction with Dimensional, including without limitation any contract, agreement or other arrangement providing for the furnishing of services by or the rental of real or personal property from any such person or from any of their Affiliates.

     Section 4.24 Intellectual Property. Dimensional either own or has valid licenses to use all patents, copyrights, trademarks, software, databases, and other technical information used in its business as presently conducted, subject to limitations contained in the agreements governing the use of same, which limitations are customary for companies engaged in businesses similar to Dimensional. There are no limitations contained in any such agreements which will alter any such rights, breach any such agreement or any third-party vendor, or require payments of additional sums thereunder. Dimensional is in compliance with all such licenses and agreements and there are no pending or, to the best knowledge of the Shareholders, threatened Proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of Dimensional to use, copy, modify or distribute the same.

     Section 4.25 Insurance. SESI has been provided access to all insurance policies or binders which relate to Dimensional's business. All premiums due under such policies and binders have been paid or accrued for on the Dimensional Financial Statements and all such policies and binders are in full force and effect and no notice of cancellation or nonrenewal of any such policy or binder has been received by Dimensional and no notice of disallowance of any claim under any insurance policy or binder, whether or not currently in effect, has been received by Dimensional. Dimensional has no liability for or exposure to any premium expense for expired policies and there are no current claims by Dimensional under any such policy or binder nor are there any insured losses for which claims have not been made.

     Section 4.26 Safety and Health. The property and assets of Dimensional have been and are being operated in compliance with all Applicable Laws designed to protect safety or health, or both, including without limitation, the Occupational Safety and Health Act, and the regulations promulgated pursuant thereto. Dimensional has not received any written notice of any violations, deficiency, investigation or inquiry from any Governmental Entity, employer or third party under any such law and, to the best knowledge of the Shareholders, no such investigation or inquiry is planned or threatened.

     Section 4.27 Bank Accounts; Powers of Attorney. The Disclosure Schedule sets forth with respect to each bank account or cash account maintained by Dimensional at any bank, brokerage or other financial firm, the name of the institution at which such account is maintained, the number of the account, and the names of the individuals having authority to withdraw funds from such account.

     Section 4.28 Compensation Agreements. The Disclosure Schedule lists all written employment, commission, bonus or other compensation and consulting agreements to which Dimensional is a party. Except as set forth on the Disclosure Schedule, Dimensional is not a party to any written or oral employment, commission, bonus or other compensation or consulting agreement which Dimensional may not terminate without any payment or penalty, at will, with or without cause, except to the extent that employment at will may be limited by Applicable Law.

     Section 4.29 Director and Officer Indemnification. The directors and officers of Dimensional are not entitled to indemnification by Dimensional, except to the extent that indemnification rights are provided for generally in Louisiana and there are no pending claims for indemnification by any director or officer of Dimensional.

     Section 4.30 Documents and Written Materials. Originals or true and complete copies of all documents or other written materials underlying items listed in the Disclosure Schedule have been furnished or made available to SESI in the form in which each of such documents is in effect, and will not be modified in any material respect prior to the Closing Date without SESI's prior written consent.

     Section  4.31   Effectiveness    of   Representations   and
Warranties. All of the representations and warranties of Dimensional and the Shareholders in this Agreement shall be true in all material respects on the Closing Date and shall be deemed to have been made again by Dimensional and the Shareholders on and as of the Closing Date.


                            ARTICLE 5
              REPRESENTATIONS AND WARRANTIES OF SESI
                   AND DIMENSIONAL ACQUISITION

     SESI and Dimensional Acquisition represent and warrant to and agree with Dimensional and the Shareholders as follows:

     Section 5.1 Organization. SESI and Dimensional Acquisition are corporations duly organized, validly existing and in good standing under the laws of Louisiana and have all requisite corporate power and authority to own their properties and carry on their businesses as now being conducted.

     Section 5.2 Capitalization. As of the date of this Agreement, the authorized capital stock of SESI consists of 40,000,000 shares of common stock, $.001 par value per share, 17,597,045 of which are validly issued and outstanding, and 5,000,000 of preferred stock, $.01 par value, none of which are outstanding. SESI owns all of the issued and outstanding shares of Dimensional Acquisition's capital stock.

     Section 5.3 Authority; Enforceability. Each of SESI and Dimensional Acquisition has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of SESI and Dimensional Acquisition and no other corporate proceedings on the part of either SESI or Dimensional Acquisition are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by each of SESI and Dimensional Acquisition and constitutes a valid and binding obligation of each of SESI and Dimensional Acquisition, enforceable against each of them in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

     Section 5.4 Consents and Approvals; Conflicts. No filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by either SESI or Dimensional Acquisition of this Agreement or the consummation by either SESI or Dimensional Acquisition of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by either SESI or Dimensional Acquisition, nor the consummation of the transactions contemplated hereby, will violate any of the provisions of the Articles of Incorporation or Bylaws of either SESI or Dimensional Acquisition; or conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any court order, consent decree, note, bond, mortgage, indenture, deed of trust, or any license or agreement binding on either SESI or Dimensional Acquisition or to which either SESI or Dimensional Acquisition is subject or a party, or constitute a default thereunder, or result in the creation of any Lien upon any of the assets or result in the creation of any Lien upon any of the assets of either SESI or Dimensional Acquisition, except for any such conflict, breach, termination, acceleration, default or Lien which would not have a material adverse effect on (a) the business, assets or financial condition of either SESI or Dimensional Acquisition or (b) either SESI's or Dimensional Acquisition's ability to consummate any of the transactions contemplated hereby.

     Section  5.5 SESI Common Stock.  All shares of  SESI  Common
Stock to be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

     Section 5.6 SESI Disclosure. The SESI Disclosure Documents do not include any misstatement of any fact material to the assets, business, operations, financial condition and prospects of SESI, taken as a whole, or omit to state such a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading.

     Section 5.7 Effectiveness of Representations and Warranties. All of the representations and warranties of SESI and Dimensional Acquisition in this Agreement shall be true in all material respects on the Closing Date and shall be deemed to have been made again by SESI and Dimensional Acquisition on and as of the Closing Date.


                            ARTICLE 6
                      PRE-CLOSING COVENANTS

     Section 6.1 Legal Requirements. Subject to the conditions set forth in Section 7 and to the other terms and provisions of this Agreement, each of the parties to this Agreement agrees to take, or cause to be taken, all reasonable actions necessary to comply promptly with all legal requirements applicable to it with respect to the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them. Each of SESI, Dimensional Acquisition, Dimensional and the Shareholders will take all reasonable actions necessary to obtain, and will cooperate with each other in obtaining, any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private party, required to be obtained or made by it or the taking or any action contemplated by this Agreement.

     Section 6.2 Access to Properties and Records. Until the Closing Date, Dimensional and the Shareholders shall allow SESI and its authorized representatives full access, during normal business hours and on reasonable notice, to all of Dimensional's properties, offices, vehicles, equipment, inventory and other assets, documents, files, books and records, in order to allow SESI a full opportunity to make such investigation and inspection as its desires of Dimensional's business and assets. Dimensional and the Shareholders shall further use their best efforts to cause the employees, counsel and regular independent certified public accountants of Dimensional to be available upon reasonable notice to answer questions of SESI's representatives concerning the business and affairs of Dimensional, and shall further use their best efforts to cause them to make available all relevant books and records in connection with such inspection and examination, including without limitation work papers for all audits and reviews of financial statements of Dimensional.

     Section 6.3 Conduct of Business. From and after the date of this Agreement and until the Closing Date, SESI and Dimensional shall each conduct their respective businesses in the ordinary course and consistently with past practice, except as expressly required or otherwise permitted by this Agreement, and shall not take or permit any action which would cause any of their representations made in this Agreement not to be true and correct on the Closing Date.

     Section 6.4 Public Statements. Prior to the Closing Date, none of the parties to this Agreement shall, and each party shall use its best efforts so that none of its advisors, officers, directors or employees shall, except with the prior written consent of the other parties, publicize, announce or describe to any third person, except their respective advisors and employees, the execution or terms of this Agreement, the parties hereto or the transactions contemplated hereby, except as required by law or as required pursuant to this Agreement to obtain the consent of such third person; provided, in any case, that SESI may make such disclosures and announcements as may be necessary or advisable under applicable securities laws.

     Section 6.5 No Solicitation. The Shareholders and Dimensional will not to prior to the Closing Date or the termination of this Agreement pursuant to Section 9.1, (nor will they permit any of their affiliates or any of Dimensional's officers, directors or agents to) directly or indirectly solicit or participate or engage in or initiate any negotiations or discussions, or enter into or authorize any agreement or agreements in principle, or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or any significant part of Dimensional's business and properties or any Dimensional Common Stock whether by merger, purchase of assets, purchase of stock or otherwise. The
Shareholders and Dimensional will notify SESI promptly upon receipt of any inquiry, offer or other communication from any third party regarding any such activities.

     Section 6.6 Update Information. Each party hereto will promptly disclose to the other any information contained in its representations and warranties that because of an event occurring after the date hereof is incomplete or no longer correct; provided, however, that none of such disclosures will be deemed or modified, amend, or supplement the representations and warranties of such party, unless the other party consents to such modification, amendment, or supplement in writing.


                            ARTICLE 7
                        CLOSING CONDITIONS

     Section 7.1 Conditions Applicable to all Parties. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or, where permissible, waiver by such party of the following conditions at or prior to the Closing Date:

          (a) No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity which prohibits or restricts the consummation of the transactions contemplated by this Agreement, and no action, suit, claim or proceeding by a state or federal Governmental Entity before any court or other Governmental Entity shall have been commenced and be pending which seeks to prohibit or restrict the consummation of the transactions contemplated by this Agreement.

          (b) SESI and Dimensional shall have received an opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P. to the effect that the Merger constitutes a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, that the Shareholders will recognize no gain or loss for federal income tax purposes with respect to SESI Common Stock received by them in connection with the Merger, and that no gain or loss for federal income tax purposes will be recognized by SESI, Dimensional Acquisition or Dimensional as a result of the Merger.

          (c) Each Person specified in Exhibit "C" shall have entered into an Employment Agreement having the terms specified therein.

     Section 7.2 Conditions to Obligations of SESI and Dimensional Acquisition. The obligations of SESI and Dimensional Acquisition to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions unless waived by SESI and Dimensional Acquisition:

          (a) The representations and warranties of Dimensional and the Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Dimensional and the Shareholders shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (b) All consents and approvals of third parties necessary for consummation of the transactions contemplated by this Agreement shall have been obtained. Dimensional and the Shareholders shall have used their best efforts to obtain all necessary permits, authorizations, consents and approvals required by such Governmental Entities prior to the Closing Date.

          (c) The Shareholders and other parties thereto shall have executed and delivered the Custodial Agreement.

          (d) SESI shall have had a full opportunity to conduct inspections of the operating assets and books and records of Dimensional. Dimensional shall have provided SESI certified copies of its Articles of Incorporation and Bylaws and certificates of existence, good standing and qualification to do business as a foreign corporation, certified by the Secretary of State of the State of Louisiana.

          (e) SESI shall have received a certificate of a duly authorized officer of Dimensional, dated the Closing Date, certifying as to the incumbency of any person executing this Agreement or any certificate or other document delivered in connection with this Agreement and certifying as to such other matters as SESI shall reasonably request.

          (f)  Any  and  all  changes   made  to  the  Disclosure
Schedule or to the representations and warranties of Dimensional and the Shareholders shall be satisfactory in all respects to SESI.

     Section 7.3 Conditions to Obligations of Dimensional and the Shareholders. The obligations of Dimensional and the Shareholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction for the following conditions, unless waived by all of the Shareholders:

          (a) The representations and warranties of SESI and Dimensional Acquisition set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and SESI and Dimensional Acquisition shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (b) Dimensional and the Shareholders shall have received a certificate of a duly authorized officer of SESI and Dimensional Acquisition, dated the Closing Date, and certifying as to the incumbency of any person executing this Agreement or any certificate or other document delivered in connection with this Agreement and certifying such other matters as Dimensional and the Shareholders shall reasonably request.


                            ARTICLE 8
                      POST-CLOSING COVENANTS

     Section 8.1 Bonus Pool. SESI will cause Dimensional Acquisition following the Closing Date to establish an employee bonus pool for its employees for the 12 month periods ending August 31, 1997, 1998 and 1999 in accordance with this Section
8.1. If Dimensional Acquisition's income before bonus, income taxes, depreciation, depletion and goodwill amortization as determined in accordance with generally accepted accounting principals exceeds $1,000,000 in any of these periods then a bonus pool of 20% of the excess will be established for that period for the benefit of the Shareholders employed by Dimensional Acquisition in accordance with the terms of the Employment Agreements.

     Section 8.2 Registration Rights.

          (a) The Shareholders may, acting together, jointly request in writing that SESI effect the registration under the Securities Act of all or any part of the Registrable Shares owned by the Shareholders. Thereupon, SESI shall, as expeditiously as possible, take such steps as are necessary to effect the registration of all Registrable Shares that SESI has been requested to so register. SESI shall be obligated to prepare and file at its expense one registration statement under the Securities Act pursuant to this Section 8.2(a); provided, however, that SESI may for up to a 90 day period defer filing a registration statement and from time to time suspend the ability of the Shareholders to resell Registrable Shares pursuant to such registration statement if SESI reasonably concludes, after consultation with the Shareholders, that filing a registration statement or updating the prospectus contained therein would (i) interfere with or adversely affect the negotiation or completion of any transaction that is being contemplated by SESI at the time the right to delay is exercised or (ii) involve an initial or continuing disclosure obligation that would not be in the best interest of SESI's stockholders. If at any time SESI defers filing a registration statement or suspends the ability to sell the Registrable Shares pursuant to such registration statement, SESI shall use its best efforts to file such registration statement or permit resales of Registrable Shares pursuant to such registration statement as soon as thereafter as practicable; provided, however, that the foregoing shall not require SESI to alter its actions with respect to any pending corporate developments or business transactions of the nature described in clauses (i) and (ii) above.

          (b) Whenever SESI proposes to file a registration statement (other than pursuant to Section 8.2(a)) relating to SESI Common Stock proposed to be sold for SESI's account at any time and from time to time, it will, prior to such filing, given written notice to all Shareholders of its intention to do so and, upon the written request of a Shareholder or Shareholders given within 30 days after SESI provides such notice (which request shall state the intended method of disposition of such Registrable Shares), SESI shall use its best efforts to cause all Registrable Shares that SESI has been requested by such Shareholder or Shareholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Shareholder or Shareholders; provided that SESI shall have the right to postpone or withdraw any registration effected pursuant to this Section 8.2(b) without obligation to any Shareholder. In connection with any offering under this Section 8.2(b) involving an underwriting, SESI shall not be required to include any Registrable Shares in such offering unless the holders thereof accept the terms of the underwriting as agreed upon between SESI and the underwriters selected by it (provided that such terms must be consistent with this Agreement), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by SESI. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares that the Shareholders have requested to be included would materially and adversely affect such public offering, then SESI shall be required to include in the underwriting only that number of
Registrable Shares, if any, that the managing underwriter believes may be sold without causing such adverse effect.

          (c) SESI will pay all the expenses incurred by SESI in complying with this Section 8.2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees, and expenses of counsel for SESI, state "blue sky" fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions, and the fees and expenses of selling Shareholders' own counsel.

          (d) Each Shareholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of Registrable Shares during the seven (7) days prior to (provided that such Shareholders receive a notice from SESI of a commencement of such 7-day period) and up to a 180-day period beginning on the effective date of any underwritten registration effected pursuant to Section 8.2(a) or any registration effected pursuant to Section 8.2(b) in which Registrable Shares are included (except as part of such underwritten registration), that may be requested by the underwriters managing the public offering.

          (e) If and whenever SESI is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, SESI shall file with the Securities and Exchange Commission a registration statement with respect to such Registrable Shares and use its best efforts to cause that registration statement to become and remain effective and any amendments and supplements to the registration statement and the prospectus included in the registration statement as may be necessary to keep the registration statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or 90 days after the effective date thereof.

          (f) Each holder of Registrable Shares included in any registration shall furnish to SESI such information regarding such holder and the distribution proposed by such holder as SESI may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.2.

          (g)  SESI agrees to:

               (i)  comply  with  the requirements of Rule 144(c)
under  the  Securities  Act  with  respect   to   current  public
information about SESI;

               (ii) use  its  best  efforts  to  file  with   the
Securities and Exchange Commission in a timely manner all reports and other documents required of SESI under the Securities Act and the Exchange Act; and

                (iii) furnish to any holder of Registrable Shares upon request (i) a written statement by SESI as to its compliance with the requirements of Rule 144(c) and the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of SESI, and
(iii) such other reports and documents of SESI as such holder may reasonably request to avail itself of any similar rule or regulation of the Securities and Exchange Commission allowing it to sell any such securities without registration.


                            ARTICLE 9
                    TERMINATION AND AMENDMENT

     Section 9.1 Termination. This Agreement may be terminated and may be abandoned at any time prior to the Closing Date:

          (a)  by mutual consent of SESI and Dimensional;

          (b) by SESI or Dimensional, as the case may be, if (a) there shall have been a material breach of any representation, warranty, covenant or agreement on the part of Dimensional or the Shareholders or on the part of SESI or Dimensional Acquisition, as the case may be, which breach shall not have been cured prior to the earlier of (i) 10 days following notice of such breach and
(ii) the Closing Date; or (b) any permanent injunction or other order of a court or other competent Governmental Entity preventing the transactions contemplated by this agreement shall have become final and nonappealable; or

          (c) by SESI or Dimensional if the transactions contemplated by this Agreement shall not have been consummated on or before September 30, 1996; provided, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose breach of its representations and warranties in this Agreement or whose failure to perform any of its covenants and agreements under this Agreement has resulted in the failure of the transactions contemplated by this agreement to occur on or before such date.

     Section 9.2 Effect of Termination. In the event of a termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation under any provisions hereof on the part of SESI or Dimensional or their respective officers, directors or stockholders, except (a) pursuant to the covenants and agreements contained in Section 11.1 and this Section 9.2 and (b) to the extent that such termination results from the willful material breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case the non-breaching party shall have a right to recover its damages caused thereby.

     Section  9.3  Amendment.   This Agreement may not be amended
except by an instrument in writing signed by each of the parties hereto.

     Section 9.4 Extension; Waiver. At any time prior to the Closing Date, the parties hereto may, in their respective sole discretion and to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by or on behalf of such party.


                            ARTICLE 10
                    INDEMNIFICATION; REMEDIES

     Section 10.1 Indemnification by Shareholders. Except as otherwise expressly provided in this Article 10, the Shareholders shall defend, indemnify and hold harmless SESI and each of SESI's officers, directors, employees, Affiliates, successors and assigns (SESI and such persons, collectively, "SESI's Indemnified Persons"), and shall reimburse SESI's Indemnified Persons, for, from and against each and every demand, claim, action, loss (which shall include any diminution in value), liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") imposed on or incurred by SESI's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of any Shareholder in this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto in any respect whether or not SESI's Indemnified Persons relied thereon or had knowledge thereof or
(b) any breach or nonperformance of any covenant, agreement or other obligation of the Shareholders under this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto; provided, however, that, except for a knowing and intentional breach of any representation or warranty of the Shareholders in this Agreement (as to which there shall be no Minimum Amount), Shareholders shall have no liability under
Section 10.1(a) unless and until the aggregate of all Losses resulting therefrom exceeds $25,000 (the "Shareholder's Minimum Amount"), in which event Shareholder shall be liable for all Losses in excess of Shareholder's Minimum Amount.

     Section 10.2 Indemnification by SESI. Except as otherwise expressly provided in this Article 10, SESI shall defend, indemnify and hold harmless to Shareholders and each of the Shareholders' successors and assigns (Shareholder and such persons, collectively, "Shareholders' Indemnified Persons"), and shall reimburse Shareholders' Indemnified Persons for, from and against all Losses imposed on or incurred by Shareholders's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty in any respect, whether or not Shareholders' Indemnified Persons relied thereon or had knowledge thereof, or (b) any breach or nonperformance of any covenant, agreement or other obligation of SESI under this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto; provided, however, that SESI shall have no liability under this Section 10.2(b) unless and until the aggregate of all Losses exceeds $25,000 ("SESI Minimum Amount"), in which event SESI shall be liable for all Losses in excess of SESI's Minimum Amount.

     Section 10.3 Notice and Defense of Third Party Claims. If any third party demand, claim, action or proceeding shall be brought or asserted under this Article 10 against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article 10 from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice thereof to the Indemnifying Person who shall have the right to assume its defense, including the hiring of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations under this Article 10 only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the
Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate. In the event that the
Indemnifying Person, within ten days after notice of any such action or claim, does not assume the defense thereof, the Indemnified Personal shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article 10 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such action, claim or proceeding.


                            ARTICLE 11
                          MISCELLANEOUS

     Section 11.1 Confidentiality. Until the Closing Date and subsequent to the termination of this Agreement pursuant to
Section 9.1, SESI will keep confidential and will not disclose to any third party any information obtained by it from Dimensional or the Shareholder's representatives in connection with this Agreement except (a) that information may be disclosed by SESI to its advisors in connection with the negotiation of and the activities conducted pursuant to this Agreement, or (b) to the extent that such information is or becomes generally available to the public through no act or omission of SESI in violation of this Agreement.

     Section  11.2 Survival  of Representations,  Warranties  and
Agreements. The representations, warranties, covenants and agreements in this Agreement (or in any Exhibit hereto) or in any instrument delivered pursuant to this Agreement shall survive the Closing and shall not be limited or affected by any investigation by or on behalf of any party hereto.

     Section 11.3 Notices. All notices hereunder must be in writing and shall be deemed to have given upon receipt of delivery by: (a) personal delivery to the designated individual,
(b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) facsimile transmission with confirmation of receipt. All such notices must be addressed as follows or such other address as to which any party hereto may have notified the other in writing:

     If to SESI or Dimensional Acquisition, to:

     1503 Engineers Road
     Belle Chase, LA  70037
     Attention: Terence Hall
     Facsimile transmission No.:  504-393-0003

     if to Dimensional:

     1912 Engineers Road
     Belle Chasse, LA  70037
     Facsimile transmission No.:  504-

     of if to the Shareholders, to:

     1912 Engineers Road
     Belle Chasse, LA  70037
     Facsimile transmission No.:

     Section 11.4 Headings; Gender. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

     Section 11.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 11.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of
Louisiana  without  regard   to   any  applicable  principles  of
conflicts of law.

     Section 11.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

     Section 11.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, and in any case such term or provision shall be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.

     Section 11.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of the date first written above.

                              SUPERIOR ENERGY SERVICES, INC.


                              By:  /s/ Terence Hall
                                       Terence Hall
                                         President

                              DIMENSIONAL OIL FIELD ACQUISITION, INC.


                              By:  /s/ Terence Hall
                                       Terence Hall
                                         President

                              DIMENSIONAL OIL FIELD SERVICES, INC.


                              By:  /s/ Emmett E. Crockett
                                       Emmett E. Crockett
                                           President


                              SHAREHOLDERS:


                                   /s/ Emmett E. Crockett
                                       Emmett E. Crockett


                                  /s/ Evelyn Crockett
                                      Evelyn Crockett


                                 /s/ George K. Crockett
                                     George K. Crockett


                                 /s/ Robert L. Crockett
                                     Robert L. Crockett